Exhibit 11.1

                        UNIFIED FINANCIAL SERVICES, INC.
                         EARNINGS PER SHARE CALCULATION
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                                                                                Years Ended
                                                                                December 31,
                                                                _____________________________________________
                                                                     2002             2001           2000
                                                                ______________    ___________    ____________
INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net income (loss)..................................       $  (1,345,814)     $ 3,368,473    $(1,202,690)

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period.......................................           2,877,634        2,880,028      2,869,862

     Shares issued in private placement during period...                  --               --         11,530

     Repurchase of common stock (retired)...............              15,206            2,394             --

     Disposition of Fully Armed Productions.............              18,182               --             --

     Repurchase of common stock for treasury............                  --               --         (1,364)
                                                                _____________     ____________   ____________
        Common shares used in basic calculation.........           2,844,246        2,877,634      2,880,028
                                                                _____________     ____________   ____________
     Common stock equivalent of dilutive options........                  --          149,396        103,086
                                                                _____________     ____________   ____________
           Common shares used in fully
              diluted calculation.......................           2,844,246        3,027,030      2,983,114
                                                                _____________     ____________   ____________

EARNINGS (LOSS) PER SHARE
     Basic..............................................       $       (0.47)     $      1.17      $   (0.42)
     Fully diluted......................................               (0.47)            1.11          (0.40)

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